UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February  27, 2002

SYSCOMM INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Kingsbridge Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (973) 227-8772

Item 6.      Resignations of Registrant’s Directors

        On February 27, 2002, Donald H. Swift, a director of SysComm International Corporation, a Delaware corporation (the “Company”), notified the Company of his intention to resign as director. On February 28, 2002, the Company received a letter from Mr. Swift tendering his resignation. The Board of Directors has not yet filled the vacancy created on the Board of Directors of the Company by Mr. Swift’s resignation.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCOMM INTERNATIONAL CORPORATION (Registrant)
Date: March 5, 2002	By:
J. Robert Patterson Chief Financial Officer